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                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 16, 2001
                                                           ------------



                       UNITED DOMINION REALTY TRUST, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



            Virginia                     1-10524                  54-0857512
-------------------------------  ------------------------    -------------------
(State or other jurisdiction of  (Commission File Number)      (I.R.S. Employer
incorporation of organization)                               Identification No.)



                400 East Cary Street,  Richmond, Virginia 23219
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              (Address of principal executive offices - zip code)



                                 (804) 780-2691
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               Registrant's telephone number, including area code

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ITEM 5.  OTHER EVENTS

On May 16, 2001, United Dominion Realty Trust, Inc. ("United Dominion"), the registrant, issued a Press Release announcing the redemption of all outstanding shares of the Company's 9 1/4% Series A Cumulative Redeemable Preferred Stock. The following is a summary of United Dominion Realty Trust, Inc.'s Press
Release:

                          UNITED DOMINION REALTY TRUST
                ANNOUNCES REDEMPTION OF SERIES A PREFERRED STOCK


RICHMOND, Virginia (May 16, 2001)   United Dominion Realty Trust, Inc. (NYSE:
UDR) announced today that on June 15, 2001 it will redeem for cash all outstanding shares of its 9 1/4% Series A Cumulative Redeemable Preferred Stock. The redemption price will be $25 per share, plus $.475171 of accrued dividends to the date of redemption, for an aggregate redemption price of $25.475171 per share.

From the redemption date forward, dividends on the preferred shares will no longer accrue, and the remaining holders of these will have no rights other than the right to redeem their shares at the redemption price of $25.475171, without interest.

Approximately $98 million of this preferred stock is outstanding. This preferred stock was issued in 1995.

Shares are to be surrendered for payment of principal plus accrued dividends to Mellon Investor Services LLC, as redemption agent, for payment of the redemption price as follows: If by hand: Mellon Investor Services LLC, Reorganization Department, 120 Broadway, 13th Floor, New York, New York 10271. If by mail:
Mellon Investor Services LLC, Reorganization Department, P. O. Box 3301, South Hackensack, New Jersey 07606. If by overnight courier: Mellon Investor Services LLC, Reorganization Department, 85 Challenger Road, Mail Stop - Reorg, Ridgefield Park, New Jersey 07660.

United Dominion is one of the country's largest multifamily real estate investment trusts owning and operating apartment communities nationwide. The Company currently owns all or an interest in approximately 78,000 apartment homes and is the developer for approximately 1,900 homes under construction. United Dominion's common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at http://www.udrt.com.


In addition to historical information, this press release contains forward-looking statements. The statements are based on current expectations, estimates and projections about the industry and markets in which United Dominion operates, as well as management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause the company's actual results, performance, achievements pursuant to its disposition programs and its other activities to be materially different from the results, plans or expectations expressed or implied by such statements. For more details, please refer to the company's SEC filings, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UNITED DOMINION REALTY TRUST, INC.



Date:   May 17, 2001                    /s/ Christopher D. Genry
     -------------------------------    ------------------------------
                                        Christopher D. Genry
                                        Executive Vice President and
                                        Chief Financial Officer



Date:   May 17, 2001                    /s/ Scott A. Shanaberger
     --------------------------------   ------------------------------
                                        Scott A. Shanaberger
                                        Vice President and
                                        Chief Accounting Officer

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